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                                                                       EXHIBIT 5


                      [Heller Financial, Inc. Letterhead]


                               February 9, 2000



Heller Financial, Inc.
500 West Monroe Street
Chicago, Illinois 60661

     Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     I have acted as counsel for Heller Financial, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the Company's offer to exchange up to $600,000,000 principal amount of its 7.375% Notes due November 1, 2009, which are being registered under the Act, for an equal principal amount of the Company's issued and outstanding unregistered 7.375% Notes due November 1, 2009 (the "Unregistered Notes"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act (the "Registered Notes").

     In connection with this opinion, I have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and the Trustee (as defined below) for, the Company. While I have relied as to matters of fact on such certificates and statements without investigation, no facts have come to my attention that cause me to believe that any of the representations contained in such certificates and statements were not accurate. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) records of proceedings of the Board of Directors of the Company, (c) the Indenture dated as of September 1, 1995 between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), as amended (the "Indenture"), (d) the Registration Rights Agreement dated as of November 3, 1999 between the Company and Warburg Dillon Read LLC, Chase Securities Inc., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. (the "Registration Rights Agreement") and (e) the form of global certificate representing the Registered Notes.

     In connection with this opinion, I have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that I have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to me as originals and the conformity
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to authentic original documents of all documents submitted to me as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, it is my opinion that the Registered Notes (i) have been duly authorized and (ii) when executed by an authorized officer of the Company, authenticated and registered by an authorized officer of the Trustee in accordance with the terms of the Indenture and delivered in exchange for the Unregistered Notes in accordance with the terms of the Indenture and Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general equitable principles.

     My opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws and I do not express any opinion concerning any other laws. This opinion is given as of the date hereof and I assume no obligation to advise you of changes that may hereafter be brought to my attention.

     I hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

                                    Very truly yours,
                                    /S/ Mark J. Ohringer
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                                    Mark J. Ohringer
                                    Deputy General Counsel